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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 31, 2007


                              CENTRAL BANCORP, INC.
           -----------------------------------------------------------
               (Exact Name Of Registrant As Specified In Charter)


       MASSACHUSETTS                      0-25251              04-3447594
--------------------------------      -------------------     -------------
(State Or Other Jurisdiction            (Commission           (IRS Employer
Of Incorporation)                       File Number)         Identification No.)


399 HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS                       02144
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(Address Of Principal Executive Offices)                           (Zip Code)


       Registrant's telephone number, including area code: (617) 628-4000
                                                           --------------

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name Or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On January 31, 2007, Central Bancorp, Inc. (the "Company") completed a trust preferred securities financing in the amount of $5.9 million. In the transaction, the Company formed a Connecticut statutory trust, known as Central Bancorp Statutory Trust II (the "Trust"). The Trust issued and sold $5.9 million of trust preferred securities in a private placement and issued $183,000 of trust common securities to the Company. The Trust used the proceeds of these issuances to purchase $6,083,000 of the Company's floating rate junior subordinated debentures due March 15, 2037 (the "Debentures"). From January 31, 2007 until March 15, 2017 (the "Fixed Rate Period"), the interest rate on the Debentures and the trust preferred securities is fixed at 7.015% per annum. Upon the expiration of the Fixed Rate Period, the interest rate on the Debentures and the trust preferred securities will be at a variable per annum rate, reset quarterly, equal to LIBOR plus 1.65%. The Debentures are the sole assets of the Trust and are subordinate to all of the Company's existing and future obligations for borrowed money. The trust preferred securities generally rank equal to the trust common securities in priority of payment, but will rank prior to the trust common securities if and so long as the Company fails to make principal or interest payments on the Debentures. Concurrently with the issuance of the Debentures and the trust preferred securities, the Company issued a guarantee related to the trust securities for the benefit of the holders.

         The Debentures and the trust preferred securities each have 30-year lives. The trust preferred securities and the Debentures will each be callable by the Company or the Trust, at their respective option, after ten years, and sooner in certain specific events, including in the event that the securities are not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. Interest on the trust preferred securities and the Debentures may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default.

ITEM 8.01     OTHER EVENTS

         On January 31, 2007, the Central Co-operative Bank Employee Stock Ownership Plan (the "ESOP") completed the purchase of 109,600 shares of the Company's common stock. The ESOP purchased the shares pursuant to the terms of the Stock Purchase Agreement, dated January 25, 2007, by and among the Company and the ESOP and Mendon Capital Advisors Corp., Moors & Mendon Master Fund, L/P., Mendon ACAM Master Fund, Ltd. and Burnham Financial Services Fund (collectively, "Mendon"). In addition, John D. Doherty, the Company's President and Chief Executive Officer, also completed the purchase of the remaining 13,400 shares of the Company's common stock owned by Mendon pursuant to the terms of a separate Stock Purchase Agreement, dated January 25, 2007, by and among Mr. Doherty and Mendon Capital Advisors Corp. and Moors & Mendon Master Fund, L/P.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       CENTRAL BANCORP, INC.



Date: January 31, 2007                 By: /s/ Paul S. Feeley
                                           -------------------------------------
                                           Paul S. Feeley
                                           Senior Vice President, Treasurer and
                                           Chief Financial Officer